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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                              -----------------

                                  FORM 8-K


                               CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported) 26 October 1994




                       Air Products and Chemicals, Inc.
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                     (Exact name of registrant in charter)

                 Delaware                                        1-4534                            23-1274455
- - ----------------------------------------------           ----------------------             -------------------------
(State of other jurisdiction of Incorporation)          (Commission file number)            (IRS Identification number)


7201 Hamiliton Boulevard, Allentown, Pennsylvania                                                   18195-1501
- - --------------------------------------------------                                            -------------------------
    (Address of principal executive offices)                                                        (Zip Code)
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Registrant's telephone number, including area code (215/610)-481-4911
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Item 5. Other Events.


     Air Products and Chemicals, Inc. announced today, a subsidiary of the Company has reached an agreement in principle with Corporation Industrial y
Financiera de Banesto, S.A. (Banesto) and certain other major shareholders to acquire a 39.7 percent interest in Sociedad Espanola de Carburos Metalicos, S.A., Spain's leading industrial gas supplier. The definitive agreements with the major shareholders are expected to be signed soon. The transaction is subject to the approval of the Comision Nacional del Mercado de Valores (CNMV), Spain's securities exchange authority, and other Spanish agencies.
     The agreement contemplates that Air Products would file three separate tender offer applications with the CNMV, the first of which is expected to be filed by early November 1994, and the second and third by October 1995 and October 1996. Each application, if approved, would enable Air Products to make a cash tender for all the Carburos shares that remain outstanding at the time of the offer. Such a multi-tender offer structure, which spreads capital requirements over several years, has been used previously in Spain. It is expected that most shares that are tendered would be tendered in the second and third offers.
      Air Products, which has held an equity position in the company since
1982, currently owns 25.8 percent of the outstanding Carburos shares. If all the shares Air Products does not currently own were tendered, the value of the transaction would be approximately $400 million based on forecast exchange rates.
     Under the agreement, the major shareholders would not participate in the initial offering, and would be allowed to tender up to half of their shares in
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the second offering, and up to half in the third offering.  In addition, the major shareholders would grant Air Products call options exerciseable until November 30, 1997 to acquire all of their shares which were not tendered earlier. All other Carburos shareholders would have the opportunity to participate in the tender and call option provisions.
     Carburos is the leading industrial and medical gases company in Spain, with a third of the $500-$600 million market. Its 1993 sales in gases and related products were approximately $250 million (at current exchange rates) including revenues from its industrial gas operations in Portugal. Since it bought its original 15 percent interest in the company in 1982, Air Products has added to its ownership position and provided technology, commercial, and management skills to support Carburos' business activities.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Air Products and Chemicals, Inc.
                                         -------------------------------
                                                  (Registrant)



Dated: October 26, 1994                 By:   /s/ Gerald A. White
                                           ------------------------------
                                                  Gerald A. White